PLACEMENT AGENT AGREEMENT

July 18, 2011

Arrogene NanoTechnology, Inc. 5777 West Century Blvd #360B Los Angeles, CA 90045	SRKP 16, Inc. 4737 North Ocean Drive Lauderdale By the Sea, FL 33308

 Gentlemen:

WestPark Capital, Inc. and GVC Capital LLC (the "Placement Agents"), hereby confirm their agreement with Arrogene NanoTechnology, Inc. (“Arrogene”) and SRKP 16, Inc. (“SRKP”)(Arrogene and SRKP will sometimes be referred to as the "Companies”) as follows:

SECTION 1

Description of Securities

The Companies propose to offer and sell to qualified investors up to 4,000,000 units of SRKP’s securities (the “Units”) at a price of $1.00 per Unit.  Each Unit consists of one share of common stock and two (2) common stock purchase warrants (the “Warrants”) of SRKP.  The offering will be conducted on a best-efforts basis with a minimum offering of $2,000,000, and a maximum offering of $4,000,000.  The Companies may accept subscriptions for an additional $800,000 if the Offering is oversubscribed.

The Units and the Warrants are more fully described in the Companies’ Private Offering Memorandum dated July 18, 2011.  As used in this Agreement, the term "Memorandum" refers to that Private Offering Memorandum.

SECTION 2

Representations and Warranties of the Company

In order to induce the Placement Agents to enter into this Agreement, each of Arrogene and SRKP hereby severally, and not joint and severally, represents and warrants to and agrees with the Placement Agents as follows.  For the purpose of this Section, Section 6, Section 7, and Section 9 the term “the Company” refers to Arrogene with respect to Arrogene’s representations, warranties, covenants and indemnification; and to SRKP as to SRKP’s representations, warranties, covenants and indemnification.

2.01.

Private Placement Memorandum.  The Memorandum with respect to the Units and all exhibits thereto, copies of which have heretofore been delivered by the Companies to the Placement Agents, has been carefully prepared by the Companies in conformity with Regulation D ("Regulation D") promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act"), and with comparable provisions of the securities laws of such states as may be reasonably requested by the Placement Agents.  The Memorandum does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Memorandum in reliance upon written information furnished on behalf of the Placement Agents specifically for use therein.  Any additional written information authorized by the Companies to be provided to prospective purchasers shall not contain any untrue statement of a material fact or omit to

Arrogene NanoTechnology, Inc.

July 18, 2011

state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.02.

No Material Adverse Change.  Except as may be reflected in or contemplated by the Memorandum, subsequent to the dates as of which information is given in the Memorandum, and prior to the Closing Date (as defined hereinafter), (i) there shall not be any material adverse change in the business, properties, options to lease, leases, financial condition, management, or otherwise of the Company or in the Company's business taken as a whole, (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Memorandum; (iv) there shall not have been nor will there be any change in the capital stock or adverse change in the short-term or long-term debt (except current payments) of the Company; and (v) the Company has not and will not have paid or declared any dividends or other distributions.

2.03.

No Defaults.  The Company is not in default, or has obtained waivers of any defaults, in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company, other than as set forth in the Memorandum.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Company, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree or any government, governmental instrumentality, agency or body, arbitrator, tribunal or court, domestic or foreign, having jurisdiction over the Company or its property.  The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Securities Act or under the securities laws of any state or jurisdiction.

2.04.

Organization and Standing.  The Company is, and at the Closing Date will be, duly organized and validly existing in good standing as a corporation under the laws of its state of formation and with full power and authority to own its property and conduct its business, present and proposed, as described in the Memorandum; the Company has full power and authority to enter into this Agreement.   SRKP has full power and authority to issue the securities comprising the Units.  The Company has paid all fees required by the jurisdiction of organization.

2.05.

Capitalization.  Prior to the Closing Date, the capitalization of the Company shall be as described in the Memorandum.

2.06.

Legality of Units  The Units have been duly and validly authorized and, when issued or sold and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable.  The Units will conform in all material respects to all statements with regard thereto in the Memorandum.  A sufficient number of shares has been reserved for issuance upon conversion of the Notes and exercise of the Warrants and Placement Agents’ Warrants.

2.07.

Prior Sales.  No securities of the Company have been sold by the Company or by, or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company at any time prior to the date hereof, except as set out in the Memorandum.  No prior securities sales by the Company or any affiliate are required to be integrated with the proposed sale of the Units such that the availability of Regulation D or any other claimed exemption from the registration requirements of the Securities Act would be made unavailable to the offer and sale of the Units.

Arrogene NanoTechnology, Inc.

July 18, 2011

2.08.

Litigation.  There is and at the Closing Date there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company, or its officers, directors, employees or agents which the Company is obligated to indemnify, not adequately covered by insurance and which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company or would materially affect the properties or assets of the Company.

2.09.

Finder.  No person has acted as a finder in connection with the transactions contemplated herein, and the Company will indemnify the Placement Agents with respect to any claim for finder's fees in connection herewith.

2.10.

Contracts.  Each contract to which the Company is a party and to which reference is made in the Memorandum has been duly and validly executed, is in full force and effect in all material respects in accordance with their respective terms, and none of such contracts has been assigned by the Company; and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date.

2.11.

Authority.  The execution and delivery by the Company of this Agreement has been duly authorized, and this Agreement is the valid, binding and legally enforceable obligation of the Company.

2.12.

Use of Proceeds.  The Company will apply the proceeds from the sale of the Units to the purposes set forth in the Memorandum.  The Company will also establish procedures to ensure proper application and stewardship of such proceeds.

Arrogene NanoTechnology, Inc.

July 18, 2011

SECTION 3

Issue, Sale and Delivery of the Units

3.01.

Placement Agents’ Appointment.  The Companies hereby appoint the Placement Agents as their exclusive agents to solicit purchasers for 2,000,000 Units (“Escrow Units”) on a "best efforts, all-or-none" basis, and to solicit purchasers for an additional 2,000,000 Units on a "best efforts" basis.  The Offering will terminate if the following have not occurred by September 1, 2011 (the “Escrow Date”), which date may be extended by the Companies and the Placement Agents to October 15, 2011:  (a) at least the Escrow Units are not sold; (b) the Licenses described in Section 3.03 have not been acquired; and (c) the Exchange described in 3.04 has not been consummated)(the acquisition of the Licenses and the completion of the Exchange are hereafter sometimes referred to as the “Additional Conditions”).  If the Escrow Units are sold by the Escrow Date and the Additional Conditions fulfilled by the Escrow Date, the Offering will continue until all of the Units are sold or until the Offering is terminated by the Companies and the Placement Agents.  The Placement Agents, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accept such appointment and agree to use their best efforts to find purchasers for the Units at the Unit price of $1.00, provided that the Companies reserve the right to reject in good faith any prospective investor ("Investor") and no commission shall be payable to the Placement Agents in respect of any proposed sale to any rejected Investor.  No other person will be or has been authorized to solicit purchasers for the Units, except those persons selected by the Placement Agents.  Each Investor must subscribe for at least 25,000 Units and must certify to the Companies that such investor is an "Accredited Investor" as defined in Rule 501(a) of Regulation D.  Notwithstanding the above, the Companies and the Placement Agents may mutually agree to accept a subscription for less than $25,000.

3.02.

Escrow Account.  It is hereby agreed between the Companies and the Placement Agents that unless 2,000,000 Units (“Escrow Units”) are sold and paid for by Investors and/or the Additional Conditions have not been fulfilled by the Escrow Date, this Agreement shall automatically be terminated and the entire proceeds received from the sale of the Units shall be returned to the Investors, without deduction therefrom or interest thereon.  During the period of the offering, the proceeds from the sale of all of the Units shall be promptly deposited in an escrow account ("Escrow Account") entitled “Arrogene NanoTechnology, Inc. Escrow Account" with Steele Street Bank and Trust, Denver, Colorado (the "Escrow Agent").  The agreement establishing the Escrow Account ("Escrow Agreement") shall be in form and content satisfactory to counsel for the Placement Agents and the Companies.  The proceeds from any sale of Units after the Initial Closing (hereinafter defined) shall continue to be deposited to the Escrow Account.  If the Escrow Units are sold by the Escrow Date, funds will be released in accordance with paragraph 3.06 until a total of 4,000,000 Units (or 4,800,000 Units if it is over-subscribed) are sold.

3.03.

Licenses from Cedar Sinai.  Arrogene has an option to license certain technologies and patents from Cedar Sinai Medical Center (the “Licenses”).  The exercise of that option and the acquisition of the Licenses is a condition of closing of the Offering.

3.04.

The Exchange.  The Companies intend to enter into an Agreement and Plan of Reorganization pursuant to which the shareholders of Arrogene will become shareholders of SRKP (the “Exchange”).   The closing of the Minimum Offering will be contingent on the closing of the Exchange and the Exchange will be continent on the closing of Minimum Offering so that there will be simultaneous, or near-simultaneous, closings of the Minimum Offering and the Exchange.  Arrogene and SRKP will sometimes be referred to herein as the “Reorganized Company.”

3.05.

Subscription Agreement.  Each Investor desiring to purchase Units will be required to complete and execute a Subscription Agreement and, if applicable, other offering documents.  The Placement Agents shall have the right to review such documents for each Investor and to reject the tender

Arrogene NanoTechnology, Inc.

July 18, 2011

of any Investor that it deems not acceptable.  All documents concerning any Investor the Placement Agents have not rejected will be promptly forwarded to Arrogene at the address set forth below.  Arrogene, upon receipt of the documents, will determine within three (3) business days whether it, on its own behalf and on behalf of SRKP wishes to accept the Investor.  Payment for the Units subscribed for in the Subscription Agreements that have been accepted by Arrogene is to be delivered to the Companies on the Closing Date (as hereinafter defined).

3.06.

Subscription Acceptance.  The acceptance of subscriptions for Units tendered by Investors will be conditional upon (i) the tendering of Subscriptions for at least 2,000,000 Units ("Minimum Subscriptions") by the Escrow Date; (ii) the receipt, on the Closing Date, of the net proceeds from subscribers for the Minimum Subscriptions ($2,000,000)("Minimum Payments") less commissions due the Placement Agents as provided hereinafter; (iii) the fulfillment of the Additional Conditions.  If    subscriptions are received for more than $4,000,000, the Companies may accept up to an additional $800,000, and/or it may, in its own discretion, accept one subscription over another and/or allocate available Units among subscribers as it deems appropriate.

3.07.

Compensation of Placement Agents.  In consideration for the Placement Agents' execution of this Agreement, and for the performance of their obligations hereunder, the Companies agree to pay the Placement Agents a commission of ten percent (10%) of the gross proceeds received from the sale of the Units; provided that in the conditions specified in paragraph 3.06 are not satisfied and the Offering is terminated, the Placement Agents shall not receive any commission.  For any Investor that is referred to the Placement Agents by an officer or director of Arrogene, the commission will be reduced to 5%.  Any commissions payable to the Placement Agents under this paragraph shall be payable on the Closing Date or as otherwise provided herein.

3.08.

Payment.  Payment for Units sold shall be made by the Escrow Agent to the Reorganized Company at such place as may be agreed on among the Companies and the Placement Agents, at such a time and on such a date, as shall be fixed by agreement between the parties, which in no case shall be, with respect to the Escrow Units, any later than eight (8) days after the Exchange Date.  The delivery of the Units against payment therefore is defined as the "Closing" and the time and date thereof are defined as the "Closing Date."  The Initial Closing Date will be held when the Minimum Payments are received and deemed cleared by the Escrow Agent ("Initial Closing") and the Additional Conditions have been satisfied.  It is anticipated that there may be additional Closings as additional funds are received, and the final Closing will be referred to as the "Final Closing."  The Final Closing could also be the Initial Closing in the event that no Units are sold after the Initial Closing.  As soon as practicable after each Closing Date, the Reorganized Company shall deliver by mail to each Investor a certificate for the securities underlying the Units that have been purchased and which contains a legend conforming to the requirements of Rule 502(d)(3) under the Securities Act.

3.09.

Obligations of Placement Agents.  The Companies agree that the obligations of the Placement Agents under this Agreement: (i) shall not preclude the Placement Agents from contemporaneously participating in the offering or underwriting of securities of other issuers; (ii) shall not impose any obligation on the Placement Agents to require their registered representatives to offer or to sell the Units, (iii) shall require the Placement Agents to make an effort to find purchasers for the Units only to the extent the Placement Agents are motivated to do so by the compensation and other provisions of this Agreement, (iv) shall not otherwise limit or prevent the Placement Agents from carrying on their customary businesses as securities broker-dealers, and (v)shall not require the Placement Agents to engage in any conduct which violates any law or industry standard of conduct applicable to the Placement Agents.

Arrogene NanoTechnology, Inc.

July 18, 2011

3.10.

Representations and Warranties.  The parties hereto each represent that as of each Closing Date the representations and warranties herein contained and the statements contained in all the certificates heretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

3.11.

Form D.  The Placement Agents agree that they will timely supply the Companies from time to time with all information required from the Placement Agents for the completion of Form D to be filed with the Securities and Exchange Commission (the “Commission”) and such additional information as the Companies may reasonably request to be supplied to the securities authorities of such states in which the Units have been qualified for sale or are exempt from qualification or registration.  A copy of all such filings shall be delivered to the Placement Agents and counsel for the Placement Agents promptly prior to their being filed.

3.12.

Warrant Solicitation Fee.  After the Final Closing of the Offering, the Company will retain the Placement Agents as its consultant to assist the Company in the general solicitation of the warrants issued in the Offering as part of the Units.  The Company will compensate the Placement Agents 5% of the gross proceeds of such warrant exercise, with an advance payment of $25,000 to each of the Placement Agents at the closing of the first $2,000,000 of the Offering, which amount will be credited against the warrant solicitation fee when earned.

3.13.

Future Investment Banking Roles.  (a)   The Company agrees that if, at any time within 12 months following the closing of the Exchange, the Company determines to raise additional capital by means of a public offering or private placement of equity, debt or convertible securities, the Placement Agents shall have the right to act as the lead underwriters or placement agents with respect to such financing. Any decision by the Placement Agents to act in such capacity will be documented in a separate agreement or amendment hereto, which would include, among other things, customary fees, indemnification of the Placement Agents, the terms of any such financing, conditions precedent including due diligence, and current conditions, as well as customary representations and warranties.

(b)

During the term of this Agreement or at any time within 12 months following the Closing of the Exchange, if the Company or any of its affiliates proposes (i) to dispose of an interest in any material assets or businesses (including sale or merger of the Company), or (ii) to acquire or purchase any material interest or investment in any other company or business, the Placement Agents shall have the right, at their option, to act as exclusive financial advisor with respect to such transaction. Any decision by the Placement Agents to act as exclusive financial advisors with respect to such proposed disposition or acquisition transaction will be documented in a separate agreement or amendment hereto, which would include, among other things, the terms of any such transaction, provisions for customary fees for transactions of similar size and nature, indemnification of the Placement Agents, conditions precedent including due diligence, and customary representations and warranties.

(c)

In any transaction described in Section 3.13 (a) or (b), the Placement Agents will agree between themselves what roles they will each play in the transaction.

SECTION 4

Offering of the Units on Behalf of the Company

4.01.

Agents.  In offering the Units for sale, the Placement Agents shall offer the Units solely as an agent for the Companies, and such offer shall be made upon the terms and subject to the conditions set forth herein and in the Memorandum.  The Placement Agents shall commence making such offers as an agent for the Companies as soon after the date of the Memorandum (the "Offering Date") as they in their sole discretion may deem advisable; provided, however, that if the Placement Agents do not

Arrogene NanoTechnology, Inc.

July 18, 2011

commence such offering within ten (10) business days after the Offering Date, they shall promptly advise the Companies.

4.02.

Selected Dealers.  The Placement Agents may offer and sell the Units for the account of the Companies through registered broker-dealers selected by them ("Selected Dealers") and pursuant to a form of Selected Dealer Agreement between the Placement Agents and the Selected Dealers, pursuant to which the Placement Agents may allow such concession (out of their commissions) as it may determine.  Such Agreement shall provide that the Selected Dealers are acting as agents of the Company.  On such sale or allotment by the Placement Agents of any of the Units to Selected Dealers, the Placement Agents shall require the Selected Dealer selling any such Units to agree to offer and sell the same on the terms and conditions of offering set forth in the Memorandum and in this Agreement.

SECTION 5

Memorandum

5.01.

Delivery and Form of Memorandum.  Arrogene will procure, at its expense, as many copies of the Memorandum as the Placement Agents may reasonably require for the purposes contemplated by this Agreement and shall deliver said copies of the Memorandum within two (2) business days after execution of this Agreement at addresses, and in the quantity at each address, as specified by the Placement Agents.  Each Memorandum shall be of a size and format as determined by the Placement Agents and shall be suitable for mailing and other distribution.

5.02.

Amendment of Memorandum.  If during the offering any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the Offering Date to amend or supplement the Memorandum to comply with the Securities Act, the Company will immediately notify the Placement Agents thereof and the Company will prepare such further amendment to the Memorandum or supplemental or amended Memorandum or Memoranda as may be required and furnish and deliver to the Placement Agents, all at the cost of the Company, a reasonable number of copies of the supplemental or amended Memorandum which as so amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Memorandum not misleading in the light of the circumstances existing at the time it is delivered.

5.03.

Use of Memorandum.  The Company authorizes the Placement Agents and the Selected Dealers, if any, in connection with the offer and sale of the Units and all dealers to whom any of the Units may be sold by the Placement Agents or by any Selected Dealer, to use the Memorandum as from time to time amended or supplemented, in connection with the offering and sale of the Units and in accordance with the provisions of the Securities Act, the rules and regulations of the Commission (the “Rules and Regulations”) thereunder and applicable state securities laws.

SECTION 6

Covenants of the Company

The Company covenants and agrees with the Placement Agents that:

6.01.

Notification of Changes.  After the date hereof, the Company will not at any time, whether before or after the date of the Memorandum, make any amendment or supplement to the Memorandum of which amendment or supplement the Placement Agents shall not have previously been

Arrogene NanoTechnology, Inc.

July 18, 2011

advised and a copy of which shall not have previously been furnished to the Placement Agents a reasonable time period prior to the proposed date of such amendment or supplement, or which the Placement Agents or counsel for the Placement Agents shall have reasonably objected to in writing solely on the grounds that it is not in compliance with the Act, the Rules and Regulations or with other federal or state laws.

6.02.

Proceeding.  The Companies will promptly advise the Placement Agents, and will confirm such advice in writing, upon the happening of any event which, in the judgment of the Companies, makes any material statement in the Memorandum untrue or which requires the making of any changes in the Memorandum in order to make the statements therein not misleading, and upon the refusal of any state securities administrator or similar official to qualify, or the suspension of the qualification of the Units for offering or sale in any jurisdiction where the Units are not exempt from qualification or registration, or of the institution of any proceedings for the suspension of any exemption or for any other purposes.  The Companies will use every reasonable effort to prevent any such refusal to qualify or any such suspension and to obtain as soon as possible the lifting of any such order, the reversal of any such refusal, and the termination of any such suspension.

6.03.

Blue Sky Filings.  As a condition of Closing, Arrogene and the Reorganized Company will take whatever action is necessary in connection with filing or maintaining any appropriate exemption from qualification or registration under the applicable laws of such states as may be selected by the Placement Agents and agreed to by the Companies, and continue such qualifications and exemptions in effect so long as required for the purposes of the offer and sale of the Units.

6.04.

Agreement to Provide Information.  Arrogene and the Reorganized Company, at their own expense, will prepare and give and will continue to give such financial statements and other information to and as may be required by the Commission or the governmental authorities of states in which the Units may be registered, qualified or exempt from qualification or registration.

6.05.

Costs of Offering.  The Companies will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, all costs and expenses incident to the performance of their respective obligations under this Agreement, including all expenses incident to the authorization and issuance of the Units, any taxes incident to the initial sale of the Units hereunder, the fees and expenses of the Companies’ counsel and accountants, the costs and expenses incident to the preparation and printing of the Memorandum and any amendments or supplements thereto, the cost of preparing and printing all exhibits to the Memorandum, the Blue Sky filings, the cost of furnishing to the Placement Agents copies of the Memorandum as herein provided, and the cost of any filing with the Commission or pursuant to state securities laws, including all filing fees.  The Placement Agents will pay all fees and expenses of any legal counsel which they may employ to represent them separately in connection with or on account of the Offering and will pay any mailing, telephone, travel and clerical costs and all other office costs incurred, or to be incurred, by the Placement Agents or by their representatives in connection with the Offering.

6.06.

Use of Proceeds.  The Reorganized Company will apply the proceeds from the sale of the Units to the purposes set forth in the Memorandum.

6.07.

Due Diligence.  Prior to the Initial Closing, the Companies will cooperate with the Placement Agents in such investigation as the Placement Agents may make or cause to be made of the properties, business, management and operations of the Companies in connection with the offering of the Units, and the Companies will make available to the Placement Agents in connection therewith such information in its possession as the Placement Agents may reasonably request.

Arrogene NanoTechnology, Inc.

July 18, 2011

6.08.

Documentation.  Prior to the Initial Closing, the Companies will deliver to the Placement Agents true and correct copies of the articles and bylaws of each of the Companies and of the minutes of all meetings of the directors and shareholders of each of the Companies held since inception; true and correct copies of all material contracts to which the Companies are a party; and such other documents and information as is reasonably requested by the Placement Agents.  To the extent such documents had previously been provided, only amendments or updates need be furnished.

6.09.

Management Cooperation.  The Companies shall provide the Placement Agents, at any time, an opportunity to meet with and question management of the Companies and authorize management of the Companies to speak at such meetings as the Placement Agents reasonably requests.

6.10.

Information to Investors.  The Companies shall make available to each Investor at a reasonable time prior to his purchase of the Units the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering, and to obtain any additional information that the Companies have or that they can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to the Investors.

6.11.

Periodic Reports.  The Reorganized Company will provide to the Placement Agents for not less than three (3) years following the Final Closing, quarterly and annual financial statements, copies of all correspondence to all shareholders and copies of all press releases or news items concerning the Reorganized Company.

6.12.

Compliance with Conditions Precedent.  The Companies will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Placement Agents specified in this Agreement.

6.13.

Form D.  Arrogene and the Reorganized Company agrees to file with the Commission, and states where required, all reports on Form D in accordance with the provisions of Regulation D promulgated under the Securities Act and to promptly provide copies of filings to the Placement Agents and their counsel.

SECTION 7

Indemnification

7.01.

Indemnification by Company.  The Company agrees to indemnify, defend and hold harmless the Placement Agents, their agents, managers, members, representatives, guarantors, sureties and each person who controls the Placement Agents within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) ("Indemnified Persons") from and against any and all losses, claims, damages, liabilities or expenses, joint or several, (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such Indemnified Persons) which they or any of them may incur under the Securities Act the Rules and Regulations, any state securities law, or any rules and regulations under any state securities laws or any other statute or at common law or otherwise and to reimburse such Indemnified Persons for any legal or other expense (including the cost of any investigation and preparation) incurred by any of them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto or any authorized sales literature or any application or other document filed with the Commission or any state or other jurisdiction in order to qualify the Units under the securities laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to

Arrogene NanoTechnology, Inc.

July 18, 2011

make the statements therein not misleading, all as of the date of the Memorandum or such amendment or supplement, as the case may be; provided, however, that the indemnity agreement contained in this Section 7.01 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of the Company, nor shall it apply to any Indemnified Persons in respect of any such losses, claims, damages, liabilities or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by such Indemnified Persons specifically for use in connection with the preparation of the Memorandum or any such amendment or supplement thereto.  This indemnity agreement is in addition to any other liability that the Company may otherwise have to the Indemnified Persons.

7.02.

Notification to Company.  The Indemnified Persons agree to notify the Company promptly of the commencement of any litigation or proceeding against the Indemnified Persons, of which it may be advised, in connection with the offer and sale of any of the Units of the Company, and to furnish to the Company at its request copies of all pleadings therein and permit the Company to be an observer therein and apprise it of all the developments therein.  In case of commencement of any action in which indemnity may be sought from the Company on account of the indemnity agreement contained in Section 7.01, the Indemnified Persons within ten (10) days after the receipt of written notice of the commencement of any action against the Indemnified Persons, shall notify the Company in writing of the commencement thereof.  The failure to notify the indemnifying party shall not relieve it of any liability that it may have to an Indemnified Party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party’s ability to defend against the action was prejudiced by such failure.  Such failure shall not relieve the indemnifying party from any other liability that it may have to the Indemnified Party.  In case any such action shall be brought against the Indemnified Persons of which the Indemnified Persons shall have notified the Company of the commencement thereof, the Company shall be entitled to participate in (and to the extent that it shall wish, to direct) the defense thereto at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Indemnified Persons in such litigation.  After notice that the Company elects to direct the defense, the Company will not be liable for any legal or other expenses incurred by the Indemnified Persons without the prior written consent of the Company.  The Company shall not be liable for amounts paid in settlement of any litigation if such settlement was effected without its consent.

7.03.

Indemnification by Placement Agents.  The Placement Agents agree to indemnify and hold harmless the Company, its agents, officers, directors, representatives, guarantors, sureties and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses, joint or several, (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) which they or any of them may incur under the Securities Act, any Rules or Regulations, any state securities law or the rules and regulations under any state securities laws or any other statute or at common law or otherwise and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by any of them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any statement in or omission from the Memorandum or any amendment or supplement thereto, or any application or other document filed with the Commission or in any state or other jurisdiction in order to qualify the Units under the securities laws thereof, or any information furnished pursuant to Section 3.10 hereof, if such statements or omissions were made in reliance upon information furnished in writing to the Company by the Placement Agents or on its behalf specifically for use in connection with the preparation of the Memorandum or amendment or supplement thereto or application or document filed.  This indemnity

Arrogene NanoTechnology, Inc.

July 18, 2011

agreement is in addition to any other liability which the Placement Agents may otherwise have to the Company and other Indemnified Persons.

7.04.

Notification to Placement Agents.  The Company and other Indemnified Persons agree to notify the Placement Agents promptly of commencement of any litigation or proceedings against the Placement Agents or other Indemnified Persons, in connection with the offer and sale of any of the Units and to furnish to the Placement Agents, at their request, copies of all pleadings therein and permit the Placement Agents to be an observer therein and apprise the Placement Agents of all developments therein, all at the Company's expense.  In case of commencement of any action in which indemnity may be sought from the Placement Agents on account of the indemnity agreement contained in Section 7.03, the Company or other Indemnified Persons shall notify the Placement Agents of the commencement thereof in writing within ten (10) days after the receipt of written notice of the commencement of any action against the Company or against any other person indemnified.  The failure to notify the indemnifying party shall not relieve it of any liability that it may have to an Indemnified Party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party’s ability to defend against the action was prejudiced by such failure.  Such failure shall not relieve the indemnifying party from any other liability that it may have to the Indemnified Party.  In case any such action shall be brought against the Company or any other person indemnified of which the Company shall have notified the Placement Agents of the commencement thereof, the Placement Agents shall be entitled to participate in (and to the extent that it shall wish, to direct) the defense thereto at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Company or other persons indemnified in such litigation.  After notice that the Placement Agents elects to direct the defense, the Placement Agents will not be liable for any legal or other expenses incurred by the indemnified party without the prior written consent of the Placement Agents.  The Placement Agents shall not be liable for amounts paid in settlement of any litigation if such settlement was effected without their consent.

7.05.

Indemnification of Selected Dealers.  The Company agrees to indemnify Selected Dealers, if any, and their agents, officers, directors, representatives, guarantors and sureties on substantially the same terms and conditions as it indemnifies the Placement Agents and Indemnified Persons pursuant to Section 7.01 provided that each such Selected Dealer will have agreed in writing with the Placement Agents to indemnify the Company and its agents, officers, directors, representatives, guarantors and sureties on substantially the same terms and conditions as the Placement Agents indemnifies the Company in Section 7.03.  The Company hereby authorizes the Placement Agents to enter into agreements with Selected Dealers providing for such indemnity by the Company.

7.06.

Contribution.  If the indemnification provided for in Sections 7.01, 7.03 and 7.05 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities:  (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Placement Agents or Selected Dealers on the other from the offering and sale of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agents or Selected Dealers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agents or Selected Dealers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total commissions received by the Placement Agents or Selected Dealers, as in each case set forth in the

Arrogene NanoTechnology, Inc.

July 18, 2011

Memorandum.  The relative fault of the Company and of the Placement Agents or Selected Dealers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Placement Agents or Selected Dealers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, the Placement Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Units sold by it and distributed exceeds the amount of any damages which such Placement Agents otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

7.07.

Limitation of Legal Expenses.  Notwithstanding anything herein to the contrary, the indemnification for legal expenses included in Sections 7.01, 7.03,  and 7.05 shall be limited to the legal expenses of one law firm, except in the event of a bona fide conflict of interest, in which event such legal expenses shall be limited to the legal expenses of two law firms.

SECTION 8

Effectiveness of Agreement

8.01.

This Agreement shall become effective upon execution by all parties hereto.

SECTION 9

Conditions of the Placement Agents' Obligations

The Placement Agents' obligations to act as agent of the Companies hereunder shall be subject to the accuracy of the representations and warranties on the part of the Companies herein contained, to the performance by the Companies of all their agreements herein contained, to the fulfillment of or compliance by the Companies with all covenants and conditions hereof, and to the following additional conditions:

9.01.

No Material Changes.  Except as contemplated herein or as set forth in the Memorandum, during the period subsequent to the date of the last balance sheet included in the Memorandum the Company:  (a) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the last balance sheet included in the Memorandum, and (b) except in the ordinary course of its business, the Company shall not have incurred any material liabilities, claims or obligations (direct or contingent) or disposed of any material portion of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise.  The capitalization and short term debt of the Company shall be substantially the same as at the date of the latest balance sheet included in the Memorandum, without considering the proceeds from the sale of the Units, other than as may be set forth in the Memorandum, and except as the financial statements of the Company reflect the result of continued losses from operations consistent with prior periods.

Arrogene NanoTechnology, Inc.

July 18, 2011

9.02.

Authorization.  The authorization for the issuance of the securities comprising the Units and the use of the Memorandum and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Placement Agents.

9.03.

Officers' Certificate.  The Company shall furnish to the Placement Agents a certificate signed by the President and Chief Financial Officer of the Company, dated as of each Closing Date, to the effect that:

(a)

The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the date of the certificate, and the Company has complied in all material respects with all the agreements and has satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the date of the certificate.

(b)

Each has carefully examined the Memorandum and any amendments and supplements thereto, and to the best of their knowledge the Memorandum and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct, and the Memorandum nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, during the Offering, the Memorandum will be amended or supplemented to include all information necessary to be included in the Memorandum so that it does not become inaccurate or misleading.

(c)

No order prohibiting the offer or sale of the Units has been issued and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission or any applicable state.

(d)

Except as set forth in the Memorandum, since the respective dates of the periods for which information is given in the Memorandum and prior to the date of the certificate, (i) there has not been any materially adverse change, financial or otherwise, in the affairs or condition of the Company, and (ii) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

(e)

Subsequent to the date of the Memorandum, no dividends or distribution whatever have been declared and/or paid on or with respect to the Common Stock of the Company.

9.04.

State Qualification or Exemption.  The Company shall use its best efforts to register or secure an exemption from registration or qualification in those states identified in Section 2.01, and such qualification or exemption shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

9.05.

Satisfactory Form of Documents.  All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Placement Agents, whose approval shall not be unreasonably withheld.

9.06.

Adverse Events.  Between the date hereof and each Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of

Arrogene NanoTechnology, Inc.

July 18, 2011

such character as materially adversely affects its business or property considered as an entity, whether or not such loss is covered by insurance.

9.07.

Litigation.  Between the date hereof and each Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, operations or financial condition or income of the Company.

9.08

Certificates.  Any certificate signed by an officer of the Company and delivered to the Placement Agents shall be deemed a representation and warranty by the Company to the Placement Agents as to the statements made therein.

SECTION 10

Termination

10.01.

Failure to Comply with Agreement.  This Agreement may be terminated by any party hereto by notice to the other parties in the event that any other party shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement required by the Companies or the Placement Agents to be performed, complied with or fulfilled by them within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the non-defaulting party in writing.

10.02.

Government Restrictions.  This Agreement may be terminated by any party by notice to the other parties at any time if, in the judgment of either party, payment for and delivery of the Units are rendered impracticable or inadvisable because:  (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the Chicago Board of Trade or the Commodity Futures Trading Commission, or trading in securities generally shall have been suspended, or a general moratorium shall have been established by federal or state authorities; or (ii) a war or other national calamity shall have occurred; or (iii) the condition of any matter affecting either Arrogene or SRKP or any other circumstance is such that it would be undesirable, impracticable or inadvisable in the judgment of the Placement Agents to proceed with this Agreement or with the sale of the Units.

10.03.

Liability on Termination.  Any termination of this Agreement pursuant to this Section 10 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages on the part of any party thereto); except that the Companies and the Placement Agents shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 7.01 in the case of the Companies, Section 7.03 in the case of the Placement Agents and Section 7.06 as to all parties.

SECTION 11

Placement Agents' Representations and Warranties

The Placement Agents represents and warrants to and agrees with the Company that:

11.01.

Registration.  The Placement Agents is registered as a broker-dealer with the Securities and Exchange Commission, and is a member in good standing of the Financial Industry Regulatory

Arrogene NanoTechnology, Inc.

July 18, 2011

Authority ("FINRA").  The Placement Agents is registered or otherwise qualified to sell the Units in each state in which the Placement Agents sells such Units or is exempt from such registration or qualification.

11.02.

Ability to Act as Agent.  There is not now pending or, to the knowledge of the Placement Agents, threatened against the Placement Agents any action or proceeding of which the Placement Agents has been advised, either in any court of competent jurisdiction, before the FINRA, the Securities and Exchange Commission or any state securities commission concerning the Placement Agents’ activities as a broker or dealer, nor has the Placement Agents been named as a "cause" in any action or proceeding, any of which may be expected to have a material adverse effect upon the Placement Agents’ ability to act as agent to the Company as contemplated herein.

11.03.

Terminate Agreement.  In the event any action or proceeding of the type referred to in Section 11.02 above (except for actions referred to in the Memorandum) shall be instituted or, to the knowledge of the Placement Agents, threatened against the Placement Agents at any time prior to the effective date hereunder, or in the event there shall be filed by or against the Placement Agents in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if the Placement Agents makes an assignment for the benefit of creditors, the Company shall have the right on three (3) days' written notice to the Placement Agents to terminate this Agreement without any liability to the Placement Agents of any kind.

SECTION 12

Placement Agents’ Warrants

12.01.

Warrants.  If at least the Minimum Closing occurs, the Company shall sell to the Placement Agents, for a total of $100, warrants ("Placement Agents’ Warrants") to purchase shares of Common Stock on the basis of (a) one warrant exercisable at $1.00 per share for each ten Units sold in the Offering; (b) one warrant exercisable at $1.50 per share for each ten Units sold in the Offering; and (c) one warrant exercisable at $2.00 per share for each ten Units sold in the Offering.  The Placement Agents’ Warrants will be exercisable for a five-year period from the Initial Closing; and if the Placement Agents’ Warrants are not exercised during this term, they shall, by their terms, automatically expire.  The Company shall set aside and at all times have available a sufficient number of shares of its Common Stock to be issued upon the exercise of the Placement Agents’ Warrants.

12.02.

Registration Rights.  The Company understands and agrees that if, at any time during the six-year period commencing on the Closing Date, it should file a Registration Statement with the Commission pursuant to the Securities Act, for a public offering of securities, either for the account of the Company or for the account of any other person, the Company at its own expense, will offer to holders of Placement Agents’ Warrants or shares of common stock previously issued upon the exercise thereof, the opportunity to register or qualify for public offering the Placement Agents’ Warrants and shares of common stock underlying the Placement Agents’ Warrants or the shares so issued.  This paragraph is not applicable to a Registration Statement filed with the Securities and Exchange Commission on Forms S-4 or S-8 or any other inappropriate forms.  This provision does not apply in the event all shares of common stock underlying the Placement Agents Warrants are eligible to be resold without restriction or volume limitation under Rule 144.

12.03.

Other Provisions.  The Placement Agents’ Warrant shall also contain customary anti-dilution provisions and a cashless exercise provision.

Arrogene NanoTechnology, Inc.

July 18, 2011

SECTION 13

Notice

Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to another party, such notice shall be in writing addressed to the other parties as provided below:

Arrogene:

Arrogene NanoTechnology, Inc.

5777 West Century Blvd., Suite 360B

Los Angeles, CA 90045

Attn:  Maurizio Vecchione

SRKP:

SRKP 16, Inc.

4737 North Ocean Drive

Lauderdale By the Sea, FL 33308

Attn:  Richard Rappaport

WestPark:

WestPark Capital, Inc.

1900 Avenue of the Stars

Suite 310

Los Angeles, CA  90067

Attn:  Richard Rappaport

GVC:

GVC Capital LLC

5350 S. Roslyn Street, Suite 400

Greenwood Village, CO 80111

Attn:  Vicki D.E. Barone

SECTION 14

Miscellaneous

14.01.

Benefits.  This Agreement is made solely for the benefit of the Placement Agents, the Companies, their respective agents, officers, directors, managers, members, representatives, guarantors, sureties and any controlling person referred to in Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Units.

14.02.

Survival.  The respective indemnities, agreements, representations, warranties, covenants and other statements of the Companies or the Companies' officers, as set forth in or made pursuant to this Agreement and the indemnity agreements of the Companies and the Placement Agents contained in Section 7 hereof shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Companies or the Placement Agents or any affiliated persons thereof or any

Arrogene NanoTechnology, Inc.

July 18, 2011

controlling person of the Companies or of the Placement Agents, (ii) delivery of or payment for the Units and (iii) the Closing Date, and any successor of the Companies, the Placement Agents and Selected Dealers, or any controlling person, or other person indemnified by section 7, as the case may be, shall be entitled to the benefits hereof.

14.03.

Governing Law.  The laws of the State of Colorado hereof will govern the validity, interpretation and construction of this Agreement and of each part.  The parties agree that any dispute that arises between them relating to this Agreement or otherwise shall be submitted for resolution in conformity with the Securities Arbitration Rules of the American Arbitration Association.  The parties agree that the situs of an arbitration hearing before the arbitrators shall be in Denver, Colorado, and each party shall request such situs.

14.04.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which will constitute an original.

Please confirm that the foregoing correctly sets forth the Agreement between you and the Placement Agents.

Very truly yours,

GVC CAPITAL LLC By___/s/ Vicki D. Barone_ Vicki D. Barone Managing Partner	WESTPARK CAPITAL, INC. By: /s/ Richard Rappaport Richard Rappaport CEO

We hereby confirm as of the date hereof that the above letter sets forth the Agreement between the Placement Agents and us.

ARROGENE NANOTECHNOLOGY, INC. By: /s/ Maurizio Vecchione Maurizio Vecchione CEO July 18, 2011 Date	SRKP, INC. By: /s/ Richard Rappaport Richard Rappaport President Date